                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 21, 2003

                              EVERGREEN SOLAR, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        000-31687                                          04-3242254

(Commission File Number No.)                   (IRS Employer Identification No.)


                              259 CEDAR HILL STREET
                               MARLBORO, MA 01752

               ---------------------------------------------------
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (508) 357-2221

                       ----------------------------------

                                 Not Applicable

          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

      On March 21, 2003, Evergreen Solar, Inc. (the "Company") entered into a definitive Stock and Warrant Purchase Agreement (the "Purchase Agreement") with certain investors (the "Purchasers") for a $29.475 million private equity financing. Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, $29.375 million of the Company's Series A Convertible Preferred Stock ("Series A Preferred Stock"). In addition, the Company agreed to issue and sell to Beacon Power Corporation, and Beacon Power Corporation agreed to purchase from the Company, a warrant (the "Warrant") to purchase 2,400,000 shares of the Company's Common Stock. The purchase price of the Series A Preferred Stock will equal 85% of the average closing trading price of Evergreen Solar Common Stock on the Nasdaq National Market for the 60 consecutive trading days ending two trading days before closing, subject to a floor of $0.68 and a ceiling of $1.12 per share. The number of new shares of Series A Preferred Stock to be issued will be between 26.2 million and 43.2 million, depending on the final purchase price. The Warrant has a purchase price of $100,000 and a cash exercise price of between $2.93 and $3.37 per share, depending on the final price of the Series A Preferred Stock. Consummation of the Financing is subject to shareholder approval and other closing conditions. The Purchase Agreement, the form of the Warrant and the form of Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock are attached hereto as Exhibits 10.1, 10.4 and 4.1, respectively.

      In connection with the Financing, the Company also entered into a Voting Agreement with certain of its directors, officers and stockholders holding in the aggregate approximately 22% of the outstanding shares of the Company's Common Stock, pursuant to which each has agreed, solely in its capacity as a stockholder, to vote its shares in favor of the Financing. Additionally, the Company has agreed to enter into a Registration Rights Agreement with the Purchasers pursuant to which, among other things, the Company will be obligated to file a resale registration statement within 30 days after the closing of the Financing with respect to the shares of Common Stock underlying the Series A Preferred Stock. The Voting Agreement and the form of the Registration Rights Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively.

      On March 24, 2003, the Company issued a press release to announce the Financing. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     ------------
4.1             Form of Certificate of the Powers, Designations, Preferences
                and Rights of the Series A Convertible Preferred Stock, Par
                Value $0.01 Per Share

10.1            Stock and Warrant Purchase Agreement dated as of March 21,
                2003

10.2            Voting Agreement dated as of March 21, 2003.

10.3            Form of Registration Rights Agreement

10.4            Form of Warrant to Beacon Power Corporation

99.1            Press Release of Evergreen Solar, Inc. dated March 24, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EVERGREEN SOLAR, INC.
                                    (Registrant)


Dated: March 24, 2003               By:   /s/ Mark A. Farber
                                       ---------------------
                                       Mark A. Farber
                                       Chief Executive Officer and President

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
                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
4.1             Form of Certificate of the Powers, Designations, Preferences
                and Rights of the Series A Convertible Preferred Stock, Par
                Value $0.01 Per Share

10.1            Stock and Warrant Purchase Agreement dated as of March 21,
                2003

10.2            Voting Agreement dated as of March 21, 2003.

10.3            Form of Registration Rights Agreement

10.4            Form of Warrant to Beacon Power Corporation

99.1            Press Release of Evergreen Solar, Inc. dated March 24, 2003.


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